Filed Pursuant to Rule 424(b)(5)

Registration No. 333-218608

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 23, 2017)

3,000,000 Shares of Common Stock and

Warrants to Purchase 2,250,000 Shares of Common Stock

We are offering 3,000,000 shares of our common stock and warrants to purchase 2,250,000 shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase 0.75 of a share of our common stock. Each warrant will have an exercise price of $2.00 per share, will be immediately exercisable and will expire on the seventh anniversary of the original issuance date. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering.

Our common stock is traded on The NASDAQ Capital Market under the symbol “CUR.” On July 25, 2017, the last reported sale price of our common stock was $2.81 per share. The warrants are not and will not be listed for trading on The NASDAQ Capital Market or any other national securities exchange or trading system.

The aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was approximately $61,052,996 based on 12,079,357 shares of common stock outstanding, of which 9,465,023 shares were held by non-affiliates, and a last reported sale price on The NASDAQ Capital Market of $6.33 per share on June 26, 2017. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on pages S-8 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share and Warrant	Total
Public offering price	$2.00	$6,000,000
Underwriting discounts and commissions(1)	$0.12	$360,000
Proceeds to us, before expenses	$1.88	$5,640,000

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-15 of this prospectus supplement for additional information.

The underwriters expect to deliver the shares of common stock and warrants to the purchasers on or about August 1, 2017.

______________________________

Sole Book-Running Manager

Canaccord Genuity

The date of this prospectus supplement is July 27, 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of the registration statement on Form S-3 (File No. 333-218608) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process to register sales of our securities under the Securities Act of 1933, as amended, or the Securities Act. This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus filed with the SEC as part of the registration statement that was declared effective by the SEC on June 23, 2017, including the documents incorporated by reference, that gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We sometimes collectively refer to the shares of common stock offered hereby as the “securities.”

This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information.”

You should rely only on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus as well as any free writing prospectus. We and the underwriters have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

i

The industry and market data contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are based either on our management’s own estimates or on independent industry publications, reports by market research firms or other published independent sources. Although we believe that such data contained herein from such sources is reliable, there can be no assurance or guarantee as to the accuracy or completeness of the information obtained from these sources. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management’s estimates using internal data, data from industry related publications, consumer research and marketing studies and other externally obtained data.

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus and does not contain all of the information that may be important to you or that you should consider before investing in our securities. Before making an investment decision, you should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, including “Risk Factors” beginning on page S-8 of this prospectus supplement.

As used in this prospectus supplement, unless context otherwise requires, the words “we,” “us,” “our,” “the Company,” “Neuralstem” and “Registrant” refer to Neuralstem, Inc. and its subsidiary. Also, any reference to “common share” or “common stock,” refers to our $0.01 par value common stock. Additionally, any reference to “Series A Preferred Stock” refers to our Series A 4.5% Convertible Preferred Stock.

Our Business

Overview

We are focused on the research and development of nervous system therapies based on our proprietary human neural stem cells and our small molecule compounds with the ultimate goal of gaining approval from the United States Food and Drug Administration or FDA, and its international counterparts, to market and commercialize such therapies. We are headquartered in Germantown, Maryland.

Our technology has produced three primary assets: our NSI-189 small molecule program, our NSI-566 stem cell therapy program and our novel and proprietary chemical entity screening platform.

Our patented technologies enable the commercial-scale production of multiple types of central nervous system stem cells, which are under development for the potential treatment of nervous system diseases and conditions. In addition, this ability to generate human neural stem cell lines provides a platform for chemical screening and discovery of novel compounds that we believe may be used to stimulate the brain's capacity to regenerate neurons, thereby potentially treating or reversing pathologies associated with certain nervous system conditions.

We have developed and maintain what we believe is a strong portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license over 20 U.S. issued and pending patents and over 120 foreign issued and pending patents in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds.

We believe our technology, in combination with our expertise, and established collaborations with major research institutions, could facilitate the development and commercialization of products for use in the treatment of a wide array of nervous system disorders including neurodegenerative conditions and regenerative repair of acute and chronic disease.

Recent Clinical & Business Highlights

•	On July 25th, we announced top-line results from its exploratory Phase 2 clinical trial examining the efficacy of NSI-189 at 40 mg once daily (QD) and 40 mg twice daily (BID) compared to placebo for the treatment of major depressive disorder (MDD). The study, which utilized the two-staged sequential parallel comparison design (SPCD), did not meet its primary efficacy endpoint of a statistically significant reduction in depression symptoms on the Montgomery-Asberg Depression Rating Scale (MADRS). However, the 40 mg QD dose was directionally positive on the MADRS.

•	Of two secondary efficacy endpoints analyzed so far, the patient-rated Symptoms of Depression Questionnaire (SDQ) achieved statistical significance (p=0.044) with NSI-189 40 mg QD compared to placebo in the overall SPCD analysis. Results were also directionally positive on the Hamilton Depression Rating Scale (HAM-D17) at both doses. Both the 40 mg QD and 40 mg BID doses were well-tolerated with no serious adverse events reported

•	The company will continue to evaluate the data and provide a full update in 4Q17.

S-1

Clinical Development Program Review

We have devoted substantially all of our efforts and financial resources to the pre-clinical and clinical development of our small molecule compounds and our stem cell therapeutics. Below is a description of our most advanced clinical programs, their intended indication and current stage of development.

Clinical Pipeline:

Pipeline Summary

NSI-189 Phase 2 randomized, placebo-controlled, double-blind clinical trial for the treatment of MDD

•	In July 2017, the company announced, top-line results from its exploratory Phase 2 clinical trial examining the efficacy of NSI-189 at 40 mg once daily (QD) and 40 mg twice daily (BID) compared to placebo for the treatment of major depressive disorder (MDD). The study, which utilized the two-staged sequential parallel comparison design (SPCD), did not meet its primary efficacy endpoint of a statistically significant reduction in depression symptoms on the Montgomery-Asberg Depression Rating Scale (MADRS). However, the 40 mg QD dose was directionally positive on the MADRS. Two secondary efficacy endpoints analyzed so far, the patient-rated Symptoms of Depression Questionnaire (SDQ) achieved statistical significance (p=0.044) with NSI-189 40 mg QD compared to placebo in the overall SPCD analysis. Results were also directionally positive on the Hamilton Depression Rating Scale (HAM-D17) at both doses. Both the 40 mg QD and 40 mg BID doses were well-tolerated with no serious adverse events reported. The company will continue to evaluate the data and will provide an update in 4Q17. NSI-189 Phase 2 MDD clinical trial study results were announced 4 months ahead of schedule. The clinical trial was initiated in May 2016, The company announced 50% enrollment in September 2016 and last subject completed the study in May 2017. 220 subjects were randomized for a 12-week interventional study with NSI-189 or placebo

NSI-566 Phase 1 and 2 safety trials for the treatment of Amyotrophic Lateral Sclerosis (ALS)

•	In September 2015, nine-month Phase 2 and combined Phase 1 and Phase 2 data from our ALS trials were presented at the American Neurological Association Meeting by Principal Investigator Eva Feldman, MD, PhD, Director of the A. Alfred Taubman Medical Research Institute and Director of Research of the ALS Clinic at the University of Michigan Health. The data showed that the intraspinal transplantation of the cells was safe and well tolerated. Subjects from both the Phase 1 and Phase 2 continue to be monitored for long-term follow-up evaluations. Long-term follow-up data on subjects from both the Phase 1 and Phase 2 safety trials showed an encouraging signal of continued possible therapeutic benefit versus historical control database, PRO-ACT. These data was also presented by Dr. Feldman at the 2017 International Society For Stem Cell Research (ISSCR) Conference in June 2017.

S-2

NSI-566 Phase 1 safety trial for the treatment of motor deficits in stroke

•	In March 2016, we completed dosing the final planned cohort, for a total of nine subjects. Subjects are currently being monitored through their 24-month observational follow-up period. The trial is being conducted by Suzhou Neuralstem, a wholly owned subsidiary of Neuralstem in China.

NSI-566 Phase 1 safety trial for the treatment of chronic Spinal Cord Injury (cSCI)

•	In April 2017, the company announced that it had received FDA approval to recruit a new cohort (Group B) of four subjects with stable AISA-A complete, quadriplegic, cervical injuries to the ongoing Phase 1 human clinical trial evaluating the safety and feasibility of using NSI-566 spinal cord-derived neural stem cells to repair chronic cSCI. In January 2016, we reported on the interim status of the Phase 1 safety data on all four subjects with stable thoracic spinal cord injuries; the stem cell treatment demonstrated feasibility and safety. A self-reported ability to contract some muscles below the level of injury was confirmed via clinical and electrophysiological follow-up examinations in one of the four subjects treated. All subjects will be followed for five years. This study is being conducted with support from the University of California, San Diego (UCSD) School of Medicine.

Pre-Clinical Development Pipeline

Our preclinical research on NSI-189 is focused on identifying its mechanism of action and investigating its potential utility as a broad neuroregenerative drug that can prevent or reverse various types of central and peripheral nerve degeneration and that may have significant cognitive benefit in diseases that impact memory and cognition. Recent preclinical data support the potential benefits of NSI-189 in other indications beyond MDD.

Our preclinical studies with NSI-566 have served to provide a solid foundation for our ongoing clinical trials by demonstrating performance and efficacy of this cell line in animal models for ALS, spinal cord injury, and ischemic stroke, and demonstrated safety in large animals. Additional studies involving NSI-566 are directed at identifying new therapeutic indications.

In addition to NSI-566 we have developed an inventory of over 300 unique stem cell lines. These stem cell lines include cortex, hippocampus, midbrain, hindbrain, cerebellum, and spinal cord. We believe these lines possess unique properties and represent candidates for both transplantation-based strategies to treat disease and for screening of compound libraries to discover novel drug therapies.

S-3

Our Technologies

Our technology has produced three primary assets: our NSI-189 small molecule program, our NSI-566 stem cell therapy program and our novel and proprietary chemical entity screening platform.

Small Molecule Pharmaceutical Compounds.

Utilizing our proprietary stem cell-based screening capability, we have discovered and patented a series of small molecule compounds. We believe our low molecular weight organic compounds can efficiently cross the blood/brain barrier. In mice, research indicated that the small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. We believe the small molecule compounds may promote synaptogenesis and neurogenesis in the human hippocampus in indications such as MDD.

Our portfolio of small molecule compounds which includes NSI-189 are covered by 10 U.S. exclusively owned issued and pending patents and over 60 exclusively owned foreign issued and pending patents.

Stem Cells.

Our stem cell based technology has both therapeutic and screening characteristics.

From a therapeutic perspective, our stem cell based technology enables the isolation and large-scale expansion of regionally specific, human neural stem cells from all areas of the developing human brain and spinal cord thus enabling the generation of physiologically relevant human neurons of different types. We believe that our stem cell technology will enable the replacement of malfunctioning or dead cells or the protection of neurons as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system.

Our Proprietary and Novel Screening Platform

Our human neural stem cell lines form the foundation for functional cell-based assays used to screen for small molecule compounds that can impact biologically relevant outcomes such as neurogenesis, synapse formation, and protection against toxic insults. We have developed over 300 unique stem cell lines representing multiple different regions of the developing brain and spinal cord at multiple different time points in development, enabling the generation of physiologically relevant human neural cells for screening, target validation, and mechanism-of-action studies. This platform provides us with a unique and powerful tool to identify new chemical entities to treat a broad range of nervous system conditions. NSI-189 was discovered using our stem cell-based screening platform.

Intellectual Property

We have developed and maintain what we believe is a strong portfolio of patents and patent applications that form the basis for our research and development efforts. We own or exclusively license over 10 U.S. issued and pending patents and over 60 foreign issued and pending patents related to our stem cell technologies for use in treating disease and injury. We own over 10 U.S. issued and pending patents and over 60 foreign issued and pending patents related to our small molecule compounds. Our issued patents have expiration dates ranging from 2017 through 2035. Two of our original patents covering methods and composition of matter associated with our stem cell technologies expired in 2016. In our opinion the expiration of these patents is not material to our intellectual property.

Operating Strategy

We generally employ an outsourcing strategy where we outsource our preclinical and clinical development activities to contract research organizations and academic partners. Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices. All non-critical corporate functions are outsourced as well. This model allows us to better manage cash on hand and minimize non-vital expenditures. It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by other companies conducting similar business.

S-4

Financial Update

As of June 30, 2017, we had cash and cash equivalents of approximately $11.4 million.

Our Corporate Information

We were incorporated in Delaware in 2001. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4841. Our website is located at www.neuralstem.com.

We have not incorporated by reference into this prospectus supplement the information in, or that can be accessed through, our website and you should not consider it to be a part of this prospectus supplement.

S-5

The Offering

Common stock offered by us	3,000,000 shares

Warrants offered by us

Warrants to purchase up to 2,250,000 shares of our common stock. Each share of our common stock is being sold together with a warrant to purchase 0.75 of a share of our common stock. Each warrant will have an exercise price of $2.00 per share and will be immediately exercisable and will expire on the seventh anniversary of the original issuance date.

This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants. The exercise price of the warrants and the number of shares into which the warrants may be exercised are subject to adjustment in certain circumstances.

Common stock to be outstanding after this offering	15,012,049 shares (or 17,262,049 shares if the warrants sold in this offering are exercised in full).

Use of proceeds	We intend to use the net proceeds received from this offering to fund regulatory, pre-clinical and clinical activities and general corporate purposes, including, but not limited to, working capital. Please see “Use of Proceeds” on page S-11.

Risk factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of risks you should carefully consider before investing in our securities.

Dividend Policy	We do not anticipate paying any cash dividends on our common stock.

NASDAQ Capital Market symbol	“CUR”. The warrants are not and will not be listed for trading on The NASDAQ Capital Market or any other national securities exchange or trading system.

The number of shares of our common stock to be outstanding after this offering set forth above is based on 12,012,049 shares of our common stock outstanding as of June 30, 2017. The number of shares of our common stock to be outstanding after this offering set forth above, excludes the following:

•	67,308 shares issued since June 30, 2017;

•	0 shares held in treasury;

•	1,710,009 shares underlying outstanding options issued pursuant to our equity compensation and inducement plans as of June 30, 2017, having a weighted average exercise price of $22.14 per share;

•	2,458,543 shares of our common stock issuable upon exercise of outstanding warrants as of June 30, 2017, having a weighted average exercise price of $18.06 per share;

S-6

•	1,924 shares of our common stock reserved for issuance as of June 30, 2017 upon the vesting and termination of certain transfer restrictions with regard to restricted stock units and restricted stock awards;

•	947,024 shares of our common stock reserved for issuance as of June 30, 2017 pursuant to future grants and award under our equity compensation and inducement plans; and

•	2,250,000 shares of common stock reserved for issuance upon exercise of the warrants offered hereby.

S-7

RISKS FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below, together with all of the other information included in this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein.

For a discussion of additional risks associated with our business, our intellectual property, government regulation and approval of our product candidates, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 23, 2017, and any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement.

If any of the risks described below, or those incorporated by reference into this prospectus supplement actually occur, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock may decline and you may lose all or part of your investment. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition and results of operations. Certain statements below are forward-looking statements. See the information included under the heading “Note Regarding Forward-Looking Statements.”

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated currently and described under “Use of Proceeds” on page S-11. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

You will experience immediate and substantial dilution in the net tangible book value per share of our common stock.

The public offering price of our common stock and accompanying warrant being offered is substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering. Therefore, if you purchase our common stock and warrants in this offering, you will incur an immediate substantial dilution of $1.03 in net tangible book value per share from the price you paid, based on our financial statements as of March 31, 2017. If the warrants offered hereby or outstanding options or warrants to purchase our common stock are exercised, you will experience additional dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Holders of warrants will have no rights as common stockholders until such holders exercise their warrants and acquire our common stock.

S-8

Until holders of warrants acquire shares of our common stock upon exercise of the warrants, holders of warrants will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the warrants to purchase common stock being sold in this offering.

There is no established public trading market for the warrants being sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on The NASDAQ Capital Market or on any other national securities exchange or trading system. Without an active market, the liquidity of the warrants will be limited.

S-9

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements concerning product research, development and commercialization plans and timelines, any statements regarding safety and efficacy of product candidates, any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements and risk factors set forth in the “Risk Factors” section and elsewhere in this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2016.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or such other documents, whether as a result of new information, future events or otherwise.

S-10

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses and other fees payable by us, will be approximately $5.4 million.

Except as otherwise described in any free writing prospectus that we may authorize to be furnished to you, we currently intend to use the net proceeds from this offering to fund regulatory, pre-clinical and clinical activities and general corporate purposes, including, but not limited to working capital.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we expect to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

S-11

DIVIDEND POLICY

Our business requires significant funding. We currently plan to invest all available funds and any future earnings in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently are prohibited by the terms of our outstanding indebtedness from paying dividends on our common stock, except with the prior consent of our lenders.

S-12

DILUTION

Our net tangible book value as of March 31, 2017, was approximately $8.9 million, or approximately $0.76 per share. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the aggregate number of shares of our common stock outstanding as of March 31, 2017. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock and accompanying warrants in this public offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of the securities in this offering at the public offering price of $2.00 per share and warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses we must pay, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $14.2 million, or $0.97 per share. This represents an immediate increase in net tangible book value of $0.21 per share to existing stockholders and immediate dilution in net tangible book value of $1.03 per share to new investors purchasing our common stock and warrants in this offering. The following table illustrates this dilution on a per share basis:

Offering price per share		$2.00
Net tangible book value per share as of March 31, 2017	$0.76
Increase in net tangible book value per share attributable to this offering	$0.21
As adjusted, net tangible book value per share as of March 31, 2017 after giving effect to this public offering		$0.97
Dilution per share to new investors		$1.03

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 11,743,244 shares of common stock issued and outstanding as of March 31, 2017, and excludes:

•	336,113 shares issued since March 31, 2017;

•	0 shares held in treasury;

•	2,697,166 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $17.32 per share;

•	2,594,602 shares of our common stock issuable upon exercise of outstanding warrants having a weighted average exercise price of $17.32 per share;

•	6,210 shares of our common stock reserved for issuance upon the vesting and termination of certain transfer restrictions with regard to restricted stock units and restricted stock awards;

•	280,432 shares of our common stock reserved for issuance pursuant to future grants and/or award under our equity compensation and inducement plans; and

•	2,250,000 shares of common stock reserved for issuance upon exercise of the warrants offered hereby

S-13

DESCRIPTION OF Securities We are Offering

We are offering shares of our common stock and warrants to purchase shares of our common stock.

The shares of common stock and warrants that we are issuing are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement.

Description of common stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of warrants to purchase common stock

The following is a brief summary of certain terms and conditions provisions of the warrants offered by this prospectus supplement and is subject in all respects to the provisions contained in the warrant.

Form. The warrants will be issued as individual warrant agreements to the investors.

Amount. Each purchaser will receive 0.75 of a warrant exercisable into shares of common stock for each share of common stock purchased.

Exercisability. The warrants will be exercisable at any time after their issuance until the seven year anniversary of their issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. No fractional shares of common stock will be issued in connection with the exercise of a warrant, but rather the number of shares of common stock to be issued shall be rounded up to the nearest whole number.

Registration of Underlying Shares. The issuance of shares of common stock upon exercise of the warrants is registered pursuant to the registration statement of which this prospectus supplement forms a part. If a registration statement under the Securities Act covering the exercise of the warrants is not available in the future, then the holder may exercise the warrants using “cashless exercise” and we expect that the warrants will be exercisable on a cashless basis.

Limitations on Exercise and Issuance. A holder may not exercise a warrant and we may not issue shares of common stock under the warrants if, after giving effect to the exercise or issuance the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of our common stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The initial exercise price per share of common stock purchasable upon exercise of the warrants is $2.00 per share of common stock. The exercise price of the warrants is subject to adjustments for stock splits, subsequent equity issuances, rights offerings, or similar events.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the warrants and we do not expect one to develop.

Fundamental Transactions. The warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the warrants) unless the successor entity assumes all of our obligations under the warrants and the other transaction documents in a written agreement approved by the “required holders” of the warrants. The definition of “fundamental transaction” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control. Notwithstanding the preceding paragraph, in the event of any “fundamental transaction,” the holders of the warrants will be entitled to receive, in lieu of our shares and at the holders’ option, cash in an amount equal to the black scholes value (as defined in the form of warrant) of the remaining unexercised portion of the warrant on the date of the transaction.

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a warrant does not have the rights or privileges of a holder of common stock, including any voting rights, until the holder exercises the warrant.

Waivers and Amendments. The terms of a warrant may be amended or waived with the written consent of the company and the holders of outstanding warrants representing at least 50.1% of the shares of common stock underlying such warrants at the time of such modification.

Market and Exchange Listing. The warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the warrants on The NASDAQ Capital Market or any other national securities exchange or trading system.

UNDERWRITING

We have entered into an underwriting agreement with Canaccord Genuity Inc., who will act as underwriter in the offering.

The underwriting agreement provides for the purchase of 3,000,000 shares of common stock and warrants to purchase 2,250,000 shares of common stock by the underwriter.

The underwriter has agreed to purchase all of the shares and warrants offered by this prospectus supplement if any are purchased.

The shares and warrants should be ready for delivery on or about August 1, 2017 against payment in immediately available funds. The underwriter is offering the shares and warrants subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the shares and warrants directly to the public at the public offering price that appears on the cover page of this prospectus supplement. After the shares and warrants are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

The following table provides information regarding the amount of the discount to be paid to the underwriter by us:

	Per Share and Accompanying Warrant	Total
Common Stock and Warrants	$0.12	$360,000

We estimate that our total expenses of the offering, excluding the underwriting discount, will be approximately $140,000, which includes approximately $60,000 that we have agreed to reimburse the underwriter for the fees incurred by them in connection with the offering. In addition, we have agreed to pay Oppenheimer & Co., Inc. $100,000 in connection with this offering in exchange for their waiver of certain rights granted to them pursuant to a prior arrangement with us.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter or such other indemnified parties may be required to make in respect of those liabilities.

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Lock-Up Agreements

For a period of 90 days following the date of this prospectus supplement, we and our officers and directors have agreed to not, unless otherwise provided herein, (1) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for common stock owned either of record or beneficially on the date hereof or hereafter acquired or (2) enter into any swap, hedge or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing. In addition, we and our officers and directors agree that, without the prior written consent of the underwriters’ representative, no party will make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock. The foregoing shall not apply to (x) shares transferred as a bona fide gift or gifts provided that any donee thereof agrees in writing to be bound by the terms hereof, (y) the transfer of shares or any security exercisable or convertible into common shares (1) to any trust for the direct or indirect benefit of the transferee or the immediate family of the transferee, (2) if the transferee is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended of the transferee or (B) to limited partners, limited liability company members or stockholders of the undersigned, (3) if the undersigned is a trust, to the beneficiary of such trust, (4) by testate succession or intestate succession, (5) by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, or (6) pursuant to the underwriting agreement; provided, in the case of clauses (1)-(5), that such transfer shall not involve a disposition for value and the transferee agrees in writing with the underwriters and the Company to be bound by the terms of the lock-up, and (z) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of common stock, provided that such plan does not provide for the transfer of common stock during the lock-up period and no public announcement or filing under the Exchange Act regarding the establishment of such plan is required or voluntarily made by or on behalf of the transferee or the Company. Notwithstanding the foregoing, the lock-up will not limit the inclusion of securities owned or acquired by our officers or directors in a registration statement on Form S-8. Also, the lock-up will not prohibit our officers or directors from exercising any option, warrant and/or conversion of convertible securities to acquire common shares, provided that those shares are not sold during the lock-up period unless otherwise permitted

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

Some of the underwriters and their affiliates have provided in the past to us and our affiliates, and may provide from time to time in the future, certain financial advisory, investment banking and other services in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriters and their affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

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•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The underwriters may close out the short position by purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

S-17

United Kingdom

This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

Each underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own 4,154 shares of our common stock and 46,156 of our common stock purchase warrants. The underwriters are being represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Stegman & Company, our prior independent registered public accounting firm, with regarding to the year ended December 31, 2015 and Dixon Hughes Goodman LLP, our current independent registered public accounting firm, for the year ended December 31, 2016, as stated in their respective reports, which are each incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. Neither firm has an interest in the shares being registered in the registration statement to which this prospectus supplement forms a part.

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WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain copies of our public filings, as noted in the paragraph below or by writing or telephoning us at:

Neuralstem, Inc.

Attn: Investor Relations

20271 Goldenrod Lane

Germantown, Maryland 20876

Phone: (301)-366-4960

Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth above. You should read the registration statement for further information about us and these securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

We incorporate by reference into this prospectus supplement the following documents and information filed with the SEC:

•	Our Annual Report on Form 10-K filed with the Commission on March 23, 2017, for the year ended December 31, 2016;

•	Our Quarterly Report on Form 10-Q filed with the Commission on May 10, 2017, for the three months ended March 31, 2017;

•	Our Definitive Proxy Statement on Form 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on May 1, 2017;

•	Our Current Reports on Form 8-K filed with the Commission on January 6, 2017, February 16, 2017, February 22, 2017, March 20, 2017, March 31, 2017, April 13, 2017, April 19, 2017, May 4, 2017, May 18, 2017, May 24, 2017, and June 27, 2017 (excluding any information furnished in such reports under Item 2.02 and Item 7.01); and

•	the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33672), filed with the Commission on July 1, 2015, including any amendment or report filed for the purpose of updating such description.

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We also incorporate by reference into this prospectus supplement all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus supplement and before the termination of the offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following address: Neuralstem, Inc., Attn: Investor Relations, 20271 Goldenrod Lane, Germantown, Maryland 20876 Phone: 301-366-4960.

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 Filed Pursuant to Rule 424(b)(2)

Registration No. 333-218608

PROSPECTUS

NEURALSTEM, INC.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for the preferred stock; common stock or preferred stock upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

The aggregate market value of our outstanding common stock held by non-affiliates was $42,236,000 based on 11,911,877 shares of outstanding common stock as of May 31, 2017 of which approximately 9,470,044 shares were held by non-affiliates, and based on the last reported sale price of our common stock as noted above. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made during the corresponding you in reliance on this prospectus. During the prior twelve calendar months prior to, and including, the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Our common stock is listed on the NASDAQ Capital Market under the symbol “CUR” On May 31, 2017, the last reported sale price of our common stock was $4.46 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4960.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 26, 2017

ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “our company,” “we,” “our,” “Neuralstem” and “us” refer to Neuralstem, Inc. and its subsidiaries. Also, any reference to “common share” or “common stock,” refers to our $0.01 par value common stock. Additionally, any reference to “Series A Preferred Stock” refers to our Series A 4.5% Convertible Preferred Stock.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus.  You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you.  We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or securities sold on a later date.

FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Our Business

Overview

We are focused on the research and development of nervous system therapies based on our proprietary human neural stem cells and our small molecule compounds with the ultimate goal of gaining approval from the United States Food and Drug Administration or FDA, and its international counterparts, to market and commercialize such therapies. We are headquartered in Germantown, Maryland.

Our technology has produced three primary assets: our NSI-189 small molecule program, our NSI-566 stem cell therapy program and our novel and proprietary chemical entity screening platform.

Our patented technologies enable the commercial-scale production of multiple types of central nervous system stem cells, which are under development for the potential treatment of nervous system diseases and conditions. In addition, this ability to generate human neural stem cell lines provides a platform for chemical screening and discovery of novel compounds that we believe may be used to stimulate the brain's capacity to regenerate neurons, thereby potentially treating or reversing pathologies associated with certain nervous system conditions.

We have developed and maintain what we believe is a strong portfolio of patents and patent applications that form the proprietary base for our research and development efforts. We own or exclusively license over 20 U.S. issued and pending patents and over 120 foreign issued and pending patents in the field of regenerative medicine, related to our stem cell technologies as well as our small molecule compounds.

We believe our technology, in combination with our expertise, and established collaborations with major research institutions, could facilitate the development and commercialization of products for use in the treatment of a wide array of nervous system disorders including neurodegenerative conditions and regenerative repair of acute and chronic disease.

Recent Clinical & Business Highlights

•	NSI-189 Phase 2 Major Depressive Disorder (MDD) study results expected 4 months ahead of schedule in 3Q17. Neuralstem’s Phase 2 clinical study evaluating NSI-189 for the indication of MDD was initiated in May 2016. The company announced 50% enrollment in September 2016 and last subject enrolled in February 2017. 220 subjects were randomized for a 12-week interventional study with NSI-189 or placebo. Subjects completing the study are eligible to enroll in a 24-week non-interventional, observation-only durability study, from which the results are expected in the first half of 2018.

•	NSI-189 preclinical data published in the Journal of Cellular Physiology showed oral administration of NSI-189 in rats with ischemic stroke led to a significant recovery from motor deficit. The improvements were maintained post cessation of dosing for the additional 12-week observational period. The sustained improvement suggests that NSI-189 initiated a host brain repair mechanism enabling tissue remodeling of the stroke brain.

•	In April 2017, a new cohort (Group B) of four subjects with stable cervical injuries was added for recruitment to the Phase 1 chronic spinal cord injury (cSCI) human clinical trial evaluating the safety and feasibility of treatment with NSI-566. The amended protocol was approved by the U.S. Food and Drug Administration and the Institutional Review Board at the study site, University of California San Diego (UCSD).

•	NSI-566 preclinical data in a rat model of penetrating ballistic-like brain injury (PBBI) was published in the Journal of Neurotrauma. These data showed robust engraftment and long-term survival of NSI-566 post transplantation.

•	In January 2017, the Company executed a 1-for-13 reverse stock split of the Company’s common stock. The reverse stock split enabled Neuralstem to regain compliance with the $1.00 minimum bid price condition and thereby fulfill all of the NASDAQ Capital Market continued listing requirements.

•	In March and April 2017, we received approximately $2,750,000 upon the exercise of 846,156 common stock purchase warrants issued in our May 2016 registered offering at an exercise price of $3.25 per share. We expect that our existing cash and cash equivalents will be sufficient to enable us to fund our anticipated level of operations based on our current operating plans, into the third quarter of 2018.

Clinical Development Program Review

We have devoted substantially all of our efforts and financial resources to the pre-clinical and clinical development of our small molecule compounds and our stem cell therapeutics. Below is a description of our most advanced clinical programs, their intended indication and current stage of development.

Clinical Pipeline:

Pipeline Summary

NSI-189 Phase 2 randomized, placebo-controlled, double-blind clinical trial for the treatment of MDD

  In February 2017, the company announced the last subject enrolled and results expected four months ahead of schedule in 3Q17. The first subject enrolled in May 2016 and 50% enrollment was achieved in September 2016. The Phase 2 trial randomized 220 subjects for a 12-week interventional study with NSI-189 across three arms (40mg QD, 40mg BID or placebo), at 12 select trial sites, all in the U.S. Eligible subjects are given the opportunity to enroll in a separate 24-week observational study to assess durability of effect defined as the time until the start of a new antidepressant treatment (ADT). Both the interventional and observational studies are being conducted and under the direction of study Principal Investigator (PI) Maurizio Fava, MD, Executive Vice Chair, Department of Psychiatry and Executive Director, Clinical Trials Network and Institute, Massachusetts General Hospital.

NSI-566 Phase 1 and 2 safety trials for the treatment of Amyotrophic Lateral Sclerosis (ALS)

  In September 2015, nine-month Phase 2 and combined Phase 1 and Phase 2 data from our ALS trials were presented at the American Neurological Association Meeting by Principal Investigator Eva Feldman, MD, PhD, Director of the A. Alfred Taubman Medical Research Institute and Director of Research of the ALS Clinic at the University of Michigan Health. The data showed that the intraspinal transplantation of the cells was safe and well tolerated. Subjects from both the Phase 1 and Phase 2 continue to be monitored for long-term follow-up evaluations.

NSI-566 Phase 1 safety trial for the treatment of motor deficits in stroke

  In March 2016, we completed dosing the final planned cohort, for a total of nine subjects. Subjects are currently being monitored through their 24-month observational follow-up period. The trial is being conducted by Suzhou Neuralstem, a wholly owned subsidiary of Neuralstem in China.

NSI-566 Phase 1 safety trial for the treatment of chronic Spinal Cord Injury (cSCI)

  In April 2017, the company announced that it had received FDA approval to recruit a new cohort (Group B) of four subjects with stable AISA-A complete, quadriplegic, cervical injuries to the ongoing Phase 1 human clinical trial evaluating the safety and feasibility of using NSI-566 spinal cord-derived neural stem cells to repair chronic cSCI.  In January 2016, we reported on the interim status of the Phase 1 safety data on all four subjects with stable thoracic spinal cord injuries; the stem cell treatment demonstrated feasibility and safety. A self-reported ability to contract some muscles below the level of injury was confirmed via clinical and electrophysiological follow-up examinations in one of the four subjects treated. All subjects will be followed for five years. This study is being conducted with support from the University of California, San Diego (UCSD) School of Medicine.

Pre-Clinical Development Pipeline

Our preclinical research on NSI-189 is focused on identifying its mechanism of action and investigating its potential utility as a broad neuroregenerative drug that can prevent or reverse various types of central and peripheral nerve degeneration and that may have significant cognitive benefit in diseases that impact memory and cognition. Recent preclinical data support the potential benefits of NSI-189 in other indications beyond MDD.

Our preclinical studies with NSI-566 have served to provide a solid foundation for our ongoing clinical trials by demonstrating performance and efficacy of this cell line in animal models for ALS, spinal cord injury, and ischemic stroke, and demonstrated safety in large animals. Additional studies involving NSI-566 are directed at identifying new therapeutic indications.

In addition to NSI-566 we have developed an inventory of over 300 unique stem cell lines. These stem cell lines include cortex, hippocampus, midbrain, hindbrain, cerebellum, and spinal cord. We believe these lines possess unique properties and represent candidates for both transplantation-based strategies to treat disease and for screening of compound libraries to discover novel drug therapies.

Our Technologies

Our technology has produced three primary assets: our NSI-189 small molecule program, our NSI-566 stem cell therapy program and our novel and proprietary chemical entity screening platform.

Small Molecule Pharmaceutical Compounds.

Utilizing our proprietary stem cell-based screening capability, we have discovered and patented a series of small molecule compounds. We believe our low molecular weight organic compounds can efficiently cross the blood/brain barrier. In mice, research indicated that the small molecule compounds both stimulate neurogenesis of the hippocampus and increase its volume. We believe the small molecule compounds may promote synaptogenesis and neurogenesis in the human hippocampus in indications such as MDD.

Our portfolio of small molecule compounds which includes NSI-189 are covered by 7 patent families related to small molecule pharmaceuticals, including granted patents in the U.S. covering these pharmaceuticals as compositions of matter, granted patents in the U.S. and abroad covering methods of manufacture and methods of identifying additional candidates, and granted patents and pending applications in the U.S. and abroad covering indications for which these pharmaceuticals are useful.

Stem Cells.

Therapeutic Characteristics

From a therapeutic perspective, our stem cell based technology enables the isolation and large-scale expansion of regionally specific, human neural stem cells from all areas of the developing human brain and spinal cord thus enabling the generation of physiologically relevant human neurons of different types. We believe that our stem cell technology will enable the replacement of malfunctioning or dead cells or the protection of neurons as a way to treat disease and injury. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. Our focus is the development of effective methods to generate replacement cells from neural stem cells. We believe that replacing damaged, malfunctioning or dead neural cells with fully functional ones may be a useful therapeutic strategy in treating many diseases and conditions of the central nervous system.

Our Proprietary and Novel Screening Platform

Our human neural stem cell lines form the foundation for functional cell-based assays used to screen for small molecule compounds that can impact biologically relevant outcomes such as neurogenesis, synapse formation, and protection against toxic insults. We have developed over 300 unique stem cell lines representing multiple different regions of the developing brain and spinal cord at multiple different time points in development, enabling the generation of physiologically relevant human neural cells for screening, target validation, and mechanism-of-action studies. This platform provides us with a unique and powerful tool to identify new chemical entities to treat a broad range of nervous system conditions. NSI-189 was discovered using our stem cell-based screening platform.

Intellectual Property

We have developed and maintain what we believe is a strong portfolio of patents and patent applications that form the basis for our research and development efforts. We own or exclusively license over 10 U.S. issued and pending patents and over 60 foreign issued and pending patents related to our stem cell technologies for use in treating disease and injury. We additionally have 7 patent families related to small molecule pharmaceuticals, including granted patents in the U.S. covering these pharmaceuticals as compositions of matter, granted patents in the U.S. and abroad covering methods of manufacture and methods of identifying additional candidates, and granted patents and pending applications in the U.S. and abroad covering indications for which these pharmaceuticals are useful. Our issued patents have expiration dates ranging from 2017 through 2035. Two of our original patents covering methods and composition of matter associated with our stem cell technologies expired in 2016. In our opinion the expiration of these patents is not material to our intellectual property.

Operating Strategy

We generally employ an outsourcing strategy where we outsource our preclinical and clinical development activities to contract research organizations and academic partners. Manufacturing is also outsourced to organizations with approved facilities and manufacturing practices. All non-critical corporate functions are outsourced as well. This model allows us to better manage cash on hand and minimize non-vital expenditures. It also allows for us to operate with relatively fewer employees and lower fixed costs than that required by other companies conducting similar business.

Employees

As of May 31, 2017, we had ten (10) full-time employees. Of these full-time employees, seven (7) work on research and development and clinical operations and three (3) work in administration. We also use the services of numerous outside consultants in business and scientific matters.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our Corporate Information

We were incorporated in Delaware in 2001. Our principal executive offices are located at 20271 Goldenrod Lane, Germantown, Maryland 20876, and our telephone number is (301) 366-4960. Our website is located at www.neuralstem.com.

We have not incorporated by reference into this report the information in, or that can be accessed through, our website and you should not consider it to be a part of this report.

The Securities We May Offer

Under this prospectus, we may offer shares of our common stock and preferred stock and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities being offered.

The prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment of existing indebtedness, working capital, intellectual property protection and enforcement, capital expenditures, investments and acquisitions, including acquisitions of patent portfolios. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our amended and restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 300,000,000 shares of common stock, par value $0.01 per share, and 7,000,000 shares of preferred stock, par value $0.01 per share. As of May 31, 2017, we had:

•	11,911,877 shares of common stock outstanding held of record by 295 stockholders, which does not include stockholders who hold their shares in “street name”; and
•	1,000,000 shares of our Series A 4.5% Convertible Preferred Stock which is convertible into 3,887,387 shares of common stock subject to certain ownership restrictions.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, subject to the holder of our Series A 4.5% Convertible Preferred Stock having the ability to appoint one director, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to an additional 6,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any additional shares of our preferred stock.

Series A 4.5% Convertible Preferred Stock

We currently have outstanding 1,000,000 shares of Series A 4.5% Convertible Preferred Stock with a stated value of $12.7895 per share and which are immediately convertible into an aggregate of 3,887,387 shares of common stock, subject to a beneficial ownership limitation not allowing the holder to have greater than a 19.99% voting interest. The Series A Preferred Stock has no provisions regarding subsequent securities issuances or so called “price protection provisions.” The holders of Series A Preferred Stock shall be entitled receive 4.5% dividends in cash or additional shares of Series A Preferred Stock if and when declared by the Company’s board of directors in preference to the payment of any dividends on the Common Stock. The holders of Series A Preferred Stock shall have no voting rights but shall be entitled to appoint one (1) member to our board of directors. This right to appoint a member of the board of directors will terminate when there are less than 200,000 shares of Series A Preferred Stock outstanding.

Additionally, until the Company’s 2019 annual meeting of stockholders, subject to certain limitations, the holder of the Series A Preferred Stock has agreed not to solicit proxies, seek to remove any member of the board of directors, contest any of our solicitations, make stockholder proposals, vote its securities against the recommendations of our board of directors, participate in any group with respect to its voting stock, seek to waive, amend or modify our certificate of incorporation or bylaws, or effect or participate in any tender offer; or business combination; or acquisition or restructuring or recapitalization of the Company.

Preferred Stock in General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

•	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. We act as the transfer agent and registrar for out Series A 4.5% Convertible Preferred Stock. In the event we issue an preferred stock in the future pursuant to this prospectus, the transfer agent and registrar for such preferred stock will be set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Some Provisions of Delaware Law

Provisions of Delaware law could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our amended and restated bylaws provides for our board of directors to be divided into three classes serving staggered terms. Approximately one-third of the board of directors will be elected each year. The provision for a classified board could prevent a party who acquires control of a majority of the outstanding voting stock from obtaining control of the board of directors until the second annual stockholders meeting or longer, following the date the acquirer obtains the controlling stock interest. The classified board provision could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could increase the likelihood that incumbent directors will retain their positions. Our amended and restated bylaws provides any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our Secretary timely written notice, in proper form, of his or her intention to bring that business before the meeting. The amended and restated bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our amended and restated bylaws provide that only our board of directors, the chairperson of the board or the chief executive officer (or president, in the absence of a chief executive officer) or holders of more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock may call a special meeting of stockholders. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual meeting.

Limitations on Liability and Indemnification of Officers and Directors

Our amended restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide for indemnification of our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

As of May 31, 2017, there were warrants to purchase 2,594,602 shares of our common stock outstanding at a weighted-average exercise price of $17.32 per share and expiration dates between 2017 and 2022. This amount is comprised of the following warrants:

Range of Exercise Prices	Number of Warrants Outstanding	Range of Expiration Dates
$3.25 - $3.90	911,556	May 2021 - July 2021
$5.80 - $6.50	318,113	June 2017 - March 2018
$12.80 - $12.90	39,296	January 2022
$13.20 - $13.30	314,246	August 2017
$16.20 - $16.30	174,544	March 2020
$18.60 - $19.80	12,309	March 2018 - June 2018
$22.10 - $27.90	153,755	March 2019 - January 2021
$34.50 - $39.00	164,114	November 2017 - October 2019
$39.10 - $39.20	230,772	October 2020 - October 2021
$47.30 - $52.20	275,897	January 2019 - July 2019
	2,594,602

There is no established market for any of our warrants.

General

We may issue warrants to purchase shares of our common stock and/or preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of a rights agent, if applicable, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

If applicable, the rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, rights or purchase contacts for the purchase of common stock and/or preferred stock in one or more series or in any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

If applicable, the name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series, if any, as we determine.

Enforceability of Rights by Holders of Units

If applicable, each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A unit agent may act as unit agent for more than one series of units. If applicable, a unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by the Silvestre Law Group, P.C., Westlake Village, California. The Silvestre Law Group, P.C. or its affiliates or principals own 4,154 shares of our common stock and 46,156 of our common stock purchase warrants.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Stegman & Company, our prior independent registered public accounting firm, with regarding to the year ended December 31, 2015 and Dixon Hughes Goodman LLP, our current independent registered public accounting firm, for the year ended December 31, 2016, as stated in their respective reports, which are each incorporated herein by reference.  Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may obtain copies of our public filings, as noted in the paragraph below or by writing or telephoning us at:

Neuralstem, Inc.

Attn: Investor Relations

20271 Goldenrod Lane

Germantown, Maryland 20876

Phone: (301)-366-4960

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. You can also inspect reports, proxy statements and other information about us at the offices of the National Association of Securities Dealers, Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. We maintain a website at http://www.neuralstem.com.  Information contained in or accessible through our website does not constitute a part of this prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement or the accompanying prospectus. A copy of the registration statement can be obtained at the address set forth above. You should read the registration statement for further information about us and these securities.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed.

We incorporate by reference into this prospectus supplement the following documents and information filed with the SEC:

•	Our Annual Report on Form 10-K filed with the SEC on March 23, 2017, for the year ended December 31, 2016;

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017, for the three month period ended March 31, 2017;

•	Our Definitive Proxy Statement on Form 14A for our 2017 Annual Meeting of Stockholders, filed with the SEC on May 1, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 6, February 16 and 22, March 20 and 31, April 13 and 19, and May 4, 18 and 24, 2017 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•	the description of our common stock and related rights contained in our registration statement on Form 8-A (File No. 001-33672), filed with the Commission on July 1, 2015, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the date of this prospectus supplement and before the termination of the offering of securities offered by this prospectus supplement. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

You may request a copy of any of the documents incorporated by reference into this prospectus supplement, at no cost, by writing or telephoning us at the following address: Neuralstem, Inc., Attn: Investor Relations, 20271 Goldenrod Lane, Germantown, Maryland 20876 Phone: (301) 366-4960.

$100,000,000

NEURALSTEM, INC.

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

PROSPECTUS

June 26, 2017

3,000,000 Shares of Common Stock and

Warrants to Purchase 2,250,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Canaccord Genuity

July 27, 2017